Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Sue Maynard (media) - +1 336-436-8263
Media@labcorp.com

Scott Frommer (investors) - +1 336-436-5076
Investor@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

COVANCE INTRODUCES DEDICATED OFFERING DESIGNED FOR BIOTECH, MEDICAL DEVICE AND DIAGNOSTICS COMPANIES
Distinctive development solutions provided by Chiltern®, a Covance® company
Burlington, N.C.-Jan. 8, 2018-LabCorp® (NYSE: LH), a leading global life sciences company, announced today that its Covance Drug Development (Covance) business has introduced a dedicated offering for biotech, medical device and diagnostics companies from Chiltern®, a Covance® company. This unique offering follows the acquisition of Chiltern, a leading contract research organization with a track record of engagement models that meet the specific needs of these client segments.
“We took the opportunity presented by the acquisition and integration of Chiltern to create an expanded, distinct and highly customized offering specifically for our biotech, medical device and diagnostics clients,” said John Ratliff, CEO of Covance. “Our goal is to meet their unique needs with a bespoke sales process, dedicated and experienced project managers, executive advocacy and advanced collaboration technology, further customized by attentive, personalized experience. The offering provides these clients with seamless access to additional resources and operational infrastructure that Covance and LabCorp bring to the table.”
Through this offering, Chiltern clients will continue to benefit from Chiltern’s deep therapeutic expertise and extensive experience in working with biotech, medical device and diagnostics companies. Chiltern’s clinical trial solutions now are complemented by Covance’s other development services, including nonclinical and first-in-human studies, Phase I development, central laboratory services, and regulatory and market access consulting. The offering also provides a proprietary model for helping biotechs make the right connection with a co-development or investment partner through Covance MarketPlace.
“Biotech clients have asked us for solutions specifically designed for them, along with a tailored delivery model,” said Lewis Cameron, head of Global Clinical Development, Covance. “We bring distinctive expertise in oncology and rare and orphan diseases, and a deeply collaborative experience, based on Chiltern’s successful ‘Designed Around You’ approach. The new combined Chiltern-Covance offering will be transformational, offering the right support and great flexibility to enable our clients to succeed from start to end.”
About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of nearly $9.5 billion for 2016. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

Forward-Looking Statements
This press release contains forward-looking statements including with respect to estimated 2017 guidance and the impact of various factors on operating and financial results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors that could affect operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2016, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2016, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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